EXHIBIT 21.1

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION

PLACE OF INCORPORATION AND PERCENTAGE OWNED

	Place of	Percentage
Subsidiary	Incorporation	Owned

CONSOLIDATED CONVERTING CO.
Whittier, California	California	100%

CUBIC APPLICATIONS, INC.
Lacey, Washington	California	100%

CUBIC COMMUNICATIONS, INC.
San Diego, California	California	100%

CUBIC DE MEXICO
Tijuana, Mexico	Mexico	100%

CUBIC DEFENSE APPLICATIONS, INC.
San Diego, California	California	100%

CUBIC FOREIGN SALES, INC.	St. Thomas
San Diego, California	U.S. Virgin Islands	100%

CUBIC HOLDINGS LTD.
Aukland, New Zealand	New Zealand	100%

CUBIC LAND, INC.
San Diego, California	California	100%

CUBIC ADVANCED TACTICAL SYSTEMS, LLC
Orlando, Florida	Delaware	50%

CUBIC SIMULATION SYSTEMS, INC.
Orlando, Florida	Delaware	100%

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

	Place of	Percentage
Subsidiary	Incorporation	Owned

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England	England	100	%*
*(100% owned subsidiary of Cubic (U.K.) Limited)

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED
New South Wales, Australia	Australia	100	%*
* (50% owned subsidiary of Cubic Corporation and 50% owned subsidiary of Cubic Transportation Systems, Inc.)

CUBIC (U.K.) LIMITED
London, England	England	100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California	Delaware	100%

CUBIC DEFENCE NEW ZEALAND
Auckland, New Zealand	New Zealand	100	%*
*(100% owned subsidiary of Cubic Holdings Ltd.)

CUBIC DEFENCE AUSTRALIA PTY LIMITED
New South Wales, Australia	Australia	100%